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Exhibit 2.1


                          AGREEMENT AND PLAN OF MERGER


            AGREEMENT AND PLAN OF MERGER, dated as of April __, 2001, among LARSEN INTERNATIONAL, INC., a Colorado corporation ("Larsen"), VOCAL INVESTOR FINANCIAL, CORP., a Nevada corporation ("VIFC"), SANDRINGHAM INVESTMENTS LIMITED ("SIL"), and the shareholders of VIFC identified on Exhibit A attached hereto and incorporated by this reference (the "Shareholders").

                                    RECITALS

            WHEREAS, upon the closing of the transactions contemplated by that certain Acquisition Agreement by and among VIFC, SIL, and the persons listed on Schedule A thereto (the "Acquisition Agreement"), VIFC became the owner of more than ninety percent (90%) of each class of the outstanding voting securities of Larsen;

            WHEREAS, the board of directors and shareholders of VIFC believe it to be in the best interests of the corporation to merge with Larsen;

            WHEREAS, the board of directors of Larsen believes it to be in the best interest of the corporation to merge with VIFC;

            WHEREAS, to effect such transaction in accordance with Sections 92A.120 and 92A.190 of the Nevada Revised Statutes and Sections 7-111-103 and 7-111-104 of the Colorado Revised Statutes, the board of directors and shareholders of VIFC and the board of directors of Larsen have approved the transaction (the "Merger") subject to the terms and conditions of this agreement;

            WHEREAS, to effect the Merger, each share of common stock of VIFC will be converted into one (1) share of common stock of Larsen upon the terms and subject to the conditions set forth herein;

            WHEREAS, each outstanding subscription for the purchase of any common share of VIFC, together with a warrant to purchase an additional common share of VIFC, will be converted into the right to receive one (1) common share of the surviving corporation, together with an identical warrant to purchase an additional common share of the surviving corporation;

            WHEREAS, each of the parties hereto desires to make certain representations, warranties, covenants and agreements in connection with the Merger;

            NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:




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                                  I. THE MERGER

            1. The Merger. Upon the terms and conditions hereof, and in accordance with the Nevada Revised Statutes (the "NRS") and the Colorado Revised Statutes (the "CRS"), VIFC shall be merged into Larsen at the Effective Time. Following the Merger, the separate existence of VIFC shall cease; Larsen shall continue as the surviving corporation (the "Surviving Corporation"); and the name of the Surviving Corporation shall be changed to "Vocal Communications, Inc."

            2. Closing. The closing of the Merger (the "Closing") shall take place at 10:00 a.m., on April __, 2001 or on any other date agreed to by each of the parties (the "Closing Date"), at the offices of Titus, Brueckner & Berry, P.C., 7373 North Scottsdale Road, Suite B-252, Scottsdale, Arizona 85253, or at any other place agreed to by each of the parties.

            3. Effective Time. As soon as practicable on or after the Closing Date, the parties shall file the Articles of Merger with the Secretaries of the States of Nevada and Colorado. The Merger shall become effective when the Articles of Merger have been duly filed or, if later, as soon as any notice period mandated by any applicable merger statute has elapsed.

            4. Effect of Merger. The Merger shall have the effects set forth in
Section 92A.250 of the NRS and Section 7-111-106 of the CRS.

            5. Articles of Incorporation. The Articles of Incorporation of Larsen, as in effect immediately prior to the Effective time, shall be the Articles of Incorporation of the Surviving Corporation; provided, however, the name of the Surviving Corporation shall be changed to Vocal Communications, Inc.

            6. Exchange Provisions. As soon as practicable after the Effective Time, the holder of any outstanding certificate which prior to the Effective Time had represented shares of VIFC common stock shall, upon surrender to the Surviving Corporation, be entitled to a certificate representing the number of common shares of the Surviving Corporation into which the aggregate number of shares of VIFC common stock previously represented by such surrendered certificate shall have been converted pursuant to this agreement.

            7. No Registration. The shares of common stock of the Surviving Corporation issued in connection with the Merger shall not be registered under the Securities Act of 1933 and may bear an appropriate legend. Accordingly a transfer, sale, assignment, pledge, hypothecation or other disposition of such shares may be restricted.

                     II. EFFECT OF MERGER ON CAPITAL STOCK

            1. VIFC. As of the Effective Time, by virtue of the Merger, and without any action on the part of any holder of any of the shares of the capital stock of VIFC, each share of capital stock of VIFC issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one (1) share of common stock of the Surviving Corporation. In the aggregate, Eight Million Six Hundred Thousand (8,600,000) shares shall be issued to the shareholders of VIFC. Prior to the date hereof, VIFC has received subscriptions for Six Hundred Thirteen Thousand Two Hundred Four (613,204) shares of its common stock. Each of such subscriptions has been issued with an attached warrant to purchase one warrant for each share of


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common stock subscribed. By virtue of the Merger, the right to receive common stock and warrants in VIFC pursuant to such subscriptions shall be converted automatically into the right to receive an equivalent number of common shares and identical warrants in the Surviving Corporation.

            2. Cancellation of Treasury Stock. Each share of Larsen capital stock owned by Larsen and each share of VIFC capital stock owned by VIFC shall be automatically cancelled and no shares of the capital stock of the Surviving Corporation shall be issued in exchange therefor.

            3. Larsen. All of the issued and outstanding capital stock of Larsen as of the time immediately prior to the Effective Time shall be canceled by virtue of the Merger; except that in consideration for all of its interest in Larsen, SIL shall retain one hundred thousand (100,000) shares of the Surviving Corporation.

                       III. REPRESENTATIONS AND WARRANTIES

            1. Larsen. Larsen hereby represents and warrants that:

                  A. Larsen is a corporation duly organized and validly existing under the laws of the State of Colorado.

                  B. There are Seven Hundred Fifty-One Thousand Seven Hundred Fifty (751,750) shares of common stock issued and outstanding and, as far as the records of Larsen reflect, Six Hundred Fifty-One Thousand Seven Hundred Fifty (651,750) of such shares are owned by VIFC and one hundred thousand (100,000) of such shares are owned by SIL. The outstanding shares of common stock have been duly authorized, validly issued, and fully paid and are nonassessable and are not subject to preemptive rights. Except for the outstanding shares of common stock, Larsen has no securities outstanding. There are no outstanding existing or authorized subscriptions, options, warrants, calls, rights or any other agreements of any character relating to the sale, issuance or voting of any shares of the capital stock of Larsen.

                  C. The board of directors of Larsen have authorized the execution, delivery and performance of this agreement and the transactions contemplated hereby. This agreement has been duly executed and delivered by Larsen and is a valid and legally binding obligation of Larsen enforceable against Larsen in accordance with its terms.

                  D. The execution, delivery and performance of this agreement and the consummation of the transactions contemplated hereby will not violate any provision of law, the articles of incorporation of Larsen, the by-laws of Larsen, or any material agreement applicable to Larsen. Except for such consents as have already been obtained and copies of which have been provided to the parties hereto, no consents are needed by Larsen to enter into this agreement and consummate the transactions contemplated hereby.

                  E. Larsen has no subsidiaries and has no ownership, partnership or membership interest in any other entity.


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                  F. The books and records of Larsen are open for inspection by the parties hereto. Larsen is not aware of any event, occurrence, circumstance or liability which is not reflected in such books and records which if reflected reasonably could be viewed as being materially adverse to the financial condition, operations or business prospects of Larsen.

                  G. Larsen has made all such inspections of the books and records of the parties hereto and made all such inquires to such parties relating to the execution, delivery and performance of this agreement and the consummation of the transaction contemplated hereby as it has deemed necessary for a transaction of this type.

            2. VIFC. VIFC hereby represents and warrants that:

                  A. VIFC is a corporation duly organized and validly existing under the laws of the State of Nevada.

                  B. There are Seven Million One Hundred Thousand (7,100,000) shares of the common stock of VIFC issued and outstanding and, as far as the records of VIFC reflect, such shares are owned by the Shareholders in the amounts set forth opposite each of the names of such Shareholders on Exhibit A. Each of the outstanding shares of common stock have been duly authorized, validly issued, and fully paid and are nonassessable and are not subject to preemptive rights. Except for the Seven Million One Hundred Thousand (7,100,000) outstanding shares of common stock, and except as disclosed on Schedule III.2B, VIFC has no securities outstanding. Except as disclosed on Schedule III.2B, there are no outstanding existing or authorized subscriptions, options, warrants, calls, rights or any other agreements of any character relating to the sale, issuance or voting of any shares of the capital stock of VIFC.

                  C. The board of directors and the shareholders of VIFC have authorized the execution, delivery and performance of this agreement and the transactions contemplated hereby. This agreement has been duly executed and delivered by VIFC and is a valid and legally binding obligation of VIFC enforceable against VIFC in accordance with its terms.

                  D. The execution, delivery and performance of this agreement and the consummation of the transactions contemplated hereby will not violate any provision of law, the articles of incorporation of VIFC, the by-laws of VIFC, or any material agreement applicable to VIFC. Except for such consents as have already been obtained and copies of which have been provided to the parties hereto, no consents are needed by VIFC to enter into this agreement and consummate the transactions contemplated hereby.

                  E. VIFC has no subsidiaries other than Larsen and has no ownership, partnership or membership interest in any other entity.

                  F. The books and records of VIFC are open for inspection by the parties hereto. VIFC is not aware of any event, occurrence, circumstance or liability which is not reflected in such books and records which if reflected reasonably could be viewed as being materially adverse to the financial condition, operations or business prospects of VIFC.

                  G. VIFC has made all such inspections of the books and records of the parties hereto and made all such inquires to such parties relating to the execution, delivery and


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performance of this agreement and the consummation of the transaction contemplated hereby as it has deemed necessary for a transaction of this type.


            3. SIL. SIL hereby represents and warrants that:

                  A. SIL is a ____________ duly organized and validly existing under the laws of ___________.

                  B. The board of directors and shareholders of SIL have authorized the execution, delivery and performance of this agreement and the Acquisition Agreement and the consummation of the transactions contemplated hereby and thereby. This agreement has been duly executed and delivered by SIL and is the valid and legally binding obligation of SIL enforceable against SIL in accordance with its terms.

                  C. The execution, delivery and performance of this agreement and the Acquisition Agreement and the consummation of the transactions contemplated hereby and thereby have not and will not violate any provision of law, the formation documents of SIL, or any material agreement applicable to SIL Except for such consents as have already been obtained and copies of which have been provided to the parties hereto, no consents were needed or are needed by SIL to enter into this agreement or the Acquisition Agreement and to consummate the transactions contemplated hereby and thereby.

                  D. SIL is the legal and beneficial owner of one hundred thousand (100,000) shares of the common stock of Larsen and such shares, together with the share owned by VIFC, represent one hundred percent (100%) of the issued and outstanding capital stock of Larsen. Except for the one hundred thousand (100,000) shares of the common stock of Larsen to be retained by SIL as consideration for the merger, SIL has no claims, legal or equitable, against Larsen and no basis for the assertion of any such claims. SIL hereby waives any mailing requirement with respect to shareholder approval or consideration of the Merger. SIL acknowledges that by executing this Agreement and Plan of Merger it shall be deemed to have consented to the Merger, including the change in the name of Larsen to Vocal Communications, Inc., and that it has no appraisal rights in connection therewith.

                  E. SIL has made all such inspections of the books and records of the parties hereto and made all such inquires to such parties relating to the execution, delivery and performance of this agreement and the consummation of the transaction contemplated hereby as it has deemed necessary for a transaction of this type.


            4. Shareholders. Each of the Shareholders hereby represents and warrants that it is the legal and beneficial owner of that number of shares of VIFC as is set forth opposite the name of such Shareholder on Exhibit A, and that such shares, together with the shares owned by SIL, represent one hundred percent (100%) of the issued and outstanding capital stock of VIFC. Each of the Shareholders further represents and warrants that it has made all such inspections of the books and records of the parties hereto and made all such inquires to such parties relating to the execution, delivery and performance of this agreement and the consummation of the transaction contemplated hereby as it has deemed necessary for a transaction of this type.


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                                 VI. CONDITIONS

            1. Accuracy of Representations and Warranties. The representations and warranties made by the parties shall have been true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.

            2. No Material Adverse Change. Between the date hereof and the Closing Date, there shall not have occurred any material adverse change in the condition (financial or otherwise), business or results of operations of Larsen or VIFC.

            3. No Injunction. No order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby.

                                  V. INDEMNITY

            1. Indemnification. Each party hereto (each an "Indemnifying Party'), severally and not jointly, agrees to indemnify, defend and hold harmless each other party hereto and each of such other party's officers, directors, employees, accountants, attorneys and other agents (each an "Indemnified Party") from any and all losses, liabilities, claims, demands, causes of action, suits or expenses (including reasonable attorneys fees) suffered by any such Indemnified Party which shall have arisen out of or relate to any breach by an Indemnifying Party of any representation, warranty, covenant or agreement made by such Indemnifying Party and contained herein.

            2. Survival. The parties hereto agree that the representations, warranties, covenants and agreements contained herein shall survive the Closing and continue to be binding.


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                                VI. MISCELLANEOUS

            1. No Assignment. Without the prior written consent of all of the parties hereto, the rights under this agreement shall not be assignable. Any purported assignment which is not in compliance with this section shall be void.

            2. Entire Agreement. This agreement, together with the documents referred to herein, constitutes the entire agreement between the parties and supercedes all prior oral or written agreements.

            3. Amendment, Modification, Abandonment. This agreement may be amended, modified or abandoned only with the written consent of all of the parties hereto.

            4. Notices. Any notice or other communication provided for or allowed hereunder shall be considered to have been validly given if delivered personally, and evidenced by a receipt signed by an authorized agent or addressee, or 72 hours after being deposited in the United States mail, registered or certified, postage prepaid, return receipt requested, or one business day after being sent overnight delivery by Federal Express or other courier service, or, in the case of telecopied notice, when telecopied, receipt acknowledged, and addressed as provided herein.

                  H. If to Larsen, at:

                      Larsen International, Inc.
                      Attention: C. Austin Burrell
                      6359 East Kathleen Road
                      Scottsdale, Arizona 85254
                      Telephone: (480) 951-4897
                      Telecopier: (480) 951-4898

                  B. If to VIFC, at:

                      Vocal Investors Financial Corp.
                      Attention: C. Austin Burrell
                      6359 East Kathleen Road
                      Scottsdale, Arizona 85254
                      Telephone: (480) 951-4897
                      Telecopier: (480) 951-4898


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                  C. If to SIL, at:

                  Sandringham Investments Limited
                  [

                                                ]

                  D. If to Shareholders, at:

                     The addresses set forth opposite the
                     Shareholders names on Exhibit A

            5. Taxes. Each party shall be responsible for the payment of any taxes applicable to it which arise by virtue of the execution, delivery or performance of this agreement or the consummation of the transactions contemplated hereby.

                 REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK



            IN WITNESS WHEREOF, the undersigned have executed this Agreement and Plan of Merger as of April __, 2001.

                                       LARSEN INTERNATIONAL, INC.


                                       By:__________________________________
                                            Name:
                                            Title:


                                       VOCAL INVESTOR FINANCIAL, CORP.


                                       By:__________________________________
                                            Name:
                                            Title:

                                       SANDRINGHAM INVESTMENTS LIMITED


                                       By:__________________________________
                                            Name:
                                            Title:

                                       SHAREHOLDERS


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                                       _________________________________________
                                       C. Austin Burrell

                                       _________________________________________
                                       Ryan Dyck

                                       _________________________________________
                                       Blake Becher

                                       _________________________________________
                                       Christian Taliercio

                                       _________________________________________
                                       John Kirk

                                       _________________________________________
                                       James Hinton

                                       _________________________________________
                                       Sean Greer

                                       _________________________________________
                                       Rudi Mallant

                                       _________________________________________
                                       Mike Dillon


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EXHIBIT A

   SHAREHOLDERS                    ADDRESSES                     NO. OF SHARES
   ------------                    ---------                     -------------
C. Austin Burrell                                                  2,000,000
Ryan Dyck                                                            500,000
Blake Becher                                                       1,000,000
Christian Taliercio                                                1,000,000
John Kirk                                                            500,000
James Hinton                                                       1,000,000
Sean Greer                                                           500,000
Rudi Mallant                                                         500,000
Mike Dillon                                                          100,000

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================================================================================

Schedule III.2B
                            (Outstanding Securities)



Common Shares Subscribed                                              613,204

Warrants Subscribed                                                   613,204


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                          AGREEMENT AND PLAN OF MERGER

                                      Among

                           LARSEN INTERNATIONAL, INC.,

                        VOCAL INVESTOR FINANCIAL, CORP.,

                        SANDRINGHAM INVESTMENTS LIMITED,

                                     and the

                                  SHAREHOLDERS

                               Listed on Exhibit A

                           Dated as of April __, 2001


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